Exhibit 99.1

Xtant Medical Holdings, Inc. to Report Second Quarter 2015 Financial Results on August 12, 2015

BELGRADE, Mont., Aug. 4, 2015 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (OTCQX:BONE), a leader in the development of revolutionary bone graft material, today announced that it will release its financial results for the period ended June 30, 2015, at the close of the financial markets on August 12, 2015.

An accompanying conference call will be hosted by Dan Goldberger, Chief Executive Officer, and John Gandolfo, Chief Financial Officer, to discuss the results. The call will be held at 10:00 AM ET, on August 13, 2015. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: August 13, 2015, 10:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Xtant Medical Holdings, Inc. Second Quarter 2015 Results Call
Webcast Registration: Click Here

Following the live call, a replay will be available on the Company's website, www.xtantmedical.com, under "Investor Info".

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (OTCQX:BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability of the Company's sales force to achieve expected results, the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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